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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                               _________________


                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                               _________________


                     AMERICAN SAFETY INSURANCE GROUP, LTD.
            (Exact name of Registrant as specified in its charter)


        Bermuda                                               Not applicable
(State of incorporation                                      (I.R.S. Employer
   or organization)                                         Identification No.)


         44 Church Street
         Hamilton, Bermuda                                          HM HX
(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [X]

Securities Act registration statement file number to which this form relates:
333-42749.

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act: Common Shares, $.01 par value per share.

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Item 1.   Description of Registrant's Securities to be Registered.

     For a description of the Registrant's Common Shares being registered hereby, reference is made to the information set forth under the heading "Description of Capital Stock" in the Prospectus that forms part of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-42749) filed by the Registrant with the Securities and Exchange Commission on February 11, 1998 (the "Registration Statement"). Such information is incorporated herein by reference. Definitive copies of the Prospectus will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement, and the description of the Common Shares contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.   Exhibits.

     Exhibit Number                 Description
     --------------                 -----------

          3.1            Memorandum of Association*

          3.2            Bye-Laws*

          4.1            Common Share Certificate*
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* Incorporated by reference to the exhibit of the same number contained in
  Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-42749) filed with the Securities and Exchange Commission on February 11, 1998.

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                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 11, 1998.

                              AMERICAN SAFETY INSURANCE GROUP, LTD.


                              By:  /s/ Lloyd A. Fox
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                                  Lloyd A. Fox, President

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